                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-35025) pertaining to the 1992 Stock Option Plan of Adaptive Broadband Corporation of our report dated July 24, 2000, with respect to the consolidated financial statements and schedule of Adaptive Broadband Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP
Palo Alto, California
November 29, 2000

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